                                 EXHIBIT 99(1)



Fountain Oil Incorporated and Subsidiaries Unaudited Pro Forma Consolidated Balance Sheet


The following Unaudited Pro Forma Consolidated Balance Sheet is based upon (i) the Audited Consolidated Balance Sheet of Fountain Oil Incorporated and Subsidiaries (collectively "Fountain") as of August 31, 1995 and (ii) the Unaudited Balance Sheet of Gastron International Limited ("Gastron") as of August 31, 1995. The Unaudited Pro Forma Consolidated Balance Sheet was prepared assuming that the acquisition of Gastron by Fountain had been consummated as of August 31, 1995. The Unaudited Pro Forma Balance Sheet has been prepared based upon assumptions deemed appropriate by Fountain. No Pro Forma Statement of Operations has been prepared as the acquisition of Gastron is viewed as an acquisition of assets and did not constitute the acquisition of a business as provided for under Article 11 of Regulation S-X.

                  FOUNTAIN OIL INCORPORATED AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF AUGUST 31, 1995
                                  (UNAUDITED)

                                                                                 ACQUISITION OF
                                                                 FOUNTAIN OIL       GASTRON         PRO FORMA            TOTAL
ASSETS                                                           INCORPORATED    INT'L. LTD.(A)    ADJUSTMENTS         PRO FORMA
------                                                           ------------    --------------    -----------         ---------

Cash and cash equivalents                                        $  4,791,645      $    2,846      $         _         $  4,794,490
Accounts receivable, net                                               44,020               _                _               44,020
Inventories                                                            17,946               _                _               17,946
Prepaid expenses                                                      436,990               _                _              436,990
                                                                 ------------                                          ------------
Total current assets                                                5,290,601                                             5,293,447
                                                                 ------------                                          ------------
Property and equipment, net                                           529,831       4,531,818                _            5,061,649
Oil and gas properties, net, full cost method                         551,685               _                _              551,685
Notes receivable                                                    2,980,000               _       (2,450,000)(B)          530,000
Investment in oil and gas ventures                                  1,358,205               _                _            1,358,205
                                                                 ------------                                          ------------
Total assets                                                     $ 10,710,322                                          $ 12,794,986
                                                                 ============                                          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Accounts payable                                                 $    666,903      $1,844,195      $         _         $  2,511,098
Accrued liabilities                                                   414,279          25,000                _              439,279
Notes payable                                                          21,250         215,469                _              236,719
                                                                 ------------                                          ------------
Total current liabilities                                           1,102,432                                             3,187,096
                                                                 ------------                                          ------------
Note payable-Fountain Oil, Inc.                                             _       2,450,000       (2,450,000)(B)                _

Stockholders' equity:
  Common stock                                                      1,083,406               _                _           1,083,406
  Capital in excess of par value                                   29,249,175               _                _          29,249,175
  Accumulated deficit                                             (20,724,691)              _                _         (20,724,691)
                                                                 ------------                                         ------------

    Total stockholders' equity                                      9,607,890                                            9,607,890
                                                                 ------------                                         ------------
Total liabilities and stocholders' equity                        $ 10,710,322                                         $ 12,794,986
                                                                 ============                                         ============


          See the accompanying notes to the Pro Forma Balance Sheet.

                           FOUNTAIN OIL INCORPORATED
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

The pro forma adjustments to the accompanying Pro Forma Consolidated Balance Sheet as of August 31, 1995, are summarized below:

(a) To allocate the purchase price paid by Fountain for Gastron to the fair value of Gastron's assets acquired and liabilities assumed. All additional consideration is contingent upon the satisfaction of various conditions. The acquisition was effective as of October 19, 1995.

(b) To record the elimination of a note payable by Gastron to Fountain arising out of a $2,450,000 loan by Fountain to Gastron to facilitate Gastron's purchase of drilling rigs and related equipment.